Exhibit 99.1

BROADMARK REALTY CAPITAL ANNOUNCES FOURTH QUARTER 2022 RESULTS

Seattle, WA – February 27, 2023 – Broadmark Realty Capital Inc. (NYSE: BRMK) (the “Company”), an internally managed secured real estate finance company, today announced operating results for the quarter and year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights

▪	Loan portfolio of $1.4 billion, including $49.9 million of new originations and amendments in the quarter, with a weighted average loan to value of 63.0% at origination and weighted average yield of 11.6%.
▪	Payoff pace remained stable, with an average monthly run-rate of $39.3 million.
▪	Total revenue of $21.1 million for the quarter.
▪	GAAP net loss of $153.0 million, or ($1.15) per diluted common share, inclusive of goodwill impairment of $137.0 million or ($1.03) per diluted common share and an increased provision for credit losses of $21.5 million or ($0.16) per diluted common share. The change in the allowance for credit losses was primarily due to heightened market volatility and an increase in loans that are expected to foreclose.
▪	Distributable earnings prior to realized loss on investments, of $12.3 million, or $0.09 per diluted common share. Distributable earnings were impacted by increased interest receivable reserves of $3.3 million, or ($0.02) per diluted common share, resulting from interest receivable related to non-accrual loans being deemed not collectible.
▪	Repurchased approximately $5.0 million of common stock at an average price of $3.86.

Full Year 2022 Financial and Loan Portfolio Highlights

▪	Total revenue of $108.9 million for the full year 2022.
▪	Net loss of $116.4 million, or ($0.88) per diluted common share.
▪	Distributable earnings prior to realized loss on investments of $68.7 million, or $0.55 per diluted common share.

▪	New originations and amendments of $551.1 million.
▪	Interest income of $83.4 million and fee income of $22.7 million.

Loan Default and REO Updates

▪	Total principal outstanding for loans in default was $250.4 million on 40 loans as of December 31, 2022, with $22.8 million of construction holdbacks remaining for estimated costs to complete assets in default.

▪	$30.6 million in payoffs related to loans in default during the fourth quarter and $57.0 million of loans went into default status in the fourth quarter.
▪	The Company owned $87.9 million of foreclosed properties as of December 31, 2022 and realized $7.6 million of impairments for the year.
▪	In the first quarter of 2023, the Company acquired four properties via foreclosure or deeds in lieu of foreclosure with a carrying value of $66.4 million, net of current expected credit losses (“CECL”) reserves of $3.8 million as of December 31, 2022.
▪	The four properties consisted of residential lots, townhomes, and luxury apartment collateral.

o	The luxury apartments had an occupancy of 78% as of December 31, 2022.

Balance Sheet Activity and Liquidity

At December 31, 2022, the Company had cash and cash equivalents of $55.0 million and a $135.0 million undrawn credit facility, or $190.0 million in total liquidity, with $452.7 million of unfunded loan commitments on balance sheet, of which $22.8 million relate to capital expenditures on loans in default which the Company is not contractually obligated to fund.

Dividend

On January 15, 2023, the Company’s Board of Directors declared a cash dividend of $0.035 per common share payable on February 15, 2023 to stockholders of record as of January 31, 2023, and on February 15, 2023, the Board of Directors declared a cash dividend of $0.035 per common share payable on March 15, 2023 to stockholders of record as of February 28, 2023.

Additional Information

The Company has posted supplemental financial information to provide additional disclosure on its website at www.broadmark.com. These materials can be found on the Investors section of the website under the “Financials” tab.

Conference Call and Webcast Information

The Company will not host a conference call or webcast due to today’s announcement regarding the pending merger with Ready Capital (NYSE: RC).

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Forward-looking statements reflect the Company’s current views with respect to, among other things, capital resources, portfolio performance and projected results of operations. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their respective dates.

These forward-looking statements are based largely on the Company’s current beliefs, assumptions and expectations concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Factors that may cause actual results to vary from the Company’s forward-looking statements include, but are not limited to:

•	mitigation of loan default rates and ability to timely resolve loans in contractual default status with positive economic outcomes;
•	the adequacy of collateral securing the Company's loans and declines in the value of real estate property securing the Company's loans;
•	the current and future health and stability of the economy and residential housing market;
•	availability of origination and acquisition opportunities acceptable to us;
•	increased competition from entities engaged in construction lending activities;
•	potential mismatches in the timing of asset repayments and the maturity of the associated financing agreements;
•	general economic uncertainty and the effect of general economic conditions on the real estate and real estate capital markets in particular;
•	general and local commercial and residential real estate property conditions;
•	changes in U.S. federal government policies;
•	changes in U.S. federal, state and local governmental laws and regulations that impact the Company's business, assets or classification as a real estate investment trust;
•	the Company's ability to pay, maintain or grow the dividend in the future;
•	changes in interest rates;
•	the availability of, and costs associated with, sources of liquidity;
•	compliance with covenants contained in the Company's debt documents;
•	the adequacy of the Company's policies, procedures and systems for managing risk effectively;
•	the ability to manage future growth;
•	changes in personnel and availability of qualified personnel; and
•	other factors set forth in the Company's periodic filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company uses its website and social media channels as channels of distribution of Company information. The information that the Company posts through these channels may be deemed material. Accordingly, the Company encourages investors and others interested in the Company to routinely monitor these channels, in addition to following the Company’s press releases, Securities and Exchange Commission filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of the Company’s website at https://ir.broadmark.com/investor-resources/investor-email-alerts/default.aspx. The contents of the Company’s website and social media channels are not, however, incorporated by reference into this press release.

About Broadmark Realty Capital

Broadmark is a specialty real estate finance company, providing financing solutions generally in the $2 to $75 million range per transaction. The Company provides smart, reliable, rapid solutions across the entire debt capital stack, including senior, subordinate, and participation investments with fixed and floating rate structures available. Broadmark invests in a variety of new construction and existing properties across all asset classes throughout the United States, including hotel, industrial, medical, mixed-use, office, retail, self-storage, warehouse, multifamily, senior living, student housing, condos, larger scaled single-family, townhome, and multiplex. It has the competitive advantage of being an internally managed balance sheet lender, and the Company’s proactive approach delivers dedicated in-house underwriting, asset management, loan servicing, and draw administration.

Contact:

Investor Relations

InvestorRelations@broadmark.com

206-623-7782

Media Relations

media@broadmark.com

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$54,964	$132,889
Mortgage notes receivable, net	881,950	901,350
Interest and fees receivable, net	14,775	17,526
Investment in real property held for sale, net	24,516	52,531
Investment in real property held for use, net	63,382	15,536
Right-of-use assets	5,609	6,016
Goodwill	—	136,965
Other assets	6,311	8,342
Total assets	$1,051,507	$1,271,155

Liabilities and stockholders' equity
Senior unsecured notes, net	$97,789	$97,223
Dividends payable	4,654	9,291
Accounts payable and accrued liabilities	13,489	8,180
Lease liabilities	7,522	7,993
Total liabilities	123,454	122,687
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 131,645,145 and 132,716,338 issued and outstanding at December 31, 2022 and December 31, 2021, respectively	131	132
Additional paid in capital	1,215,229	1,216,957
Accumulated deficit	(287,307)	(68,621)
Total stockholders' equity	928,053	1,148,468
Total liabilities and stockholders' equity	$1,051,507	$1,271,155

BROADMARK REALTY CAPITAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Revenues:
Interest income	$16,483	$23,476	$83,410	$89,957
Fee income	4,078	7,823	22,668	30,587
Total interest and fee income	20,561	31,299	106,078	120,544
Real property revenue from operations	510	—	2,799	—
Total revenues	$21,071	$31,299	$108,877	$120,544

Expenses:
Compensation and employee benefits	3,965	4,177	16,935	15,093
General and administrative	3,468	3,197	13,300	11,518
Real property operating expenses and depreciation	1,451	—	6,365	108
Interest expense	2,161	1,601	8,638	3,320
Total expenses	$11,045	$8,975	$45,238	$30,039

Impairment:
Provision for credit losses, net	21,537	806	38,266	6,179
Goodwill impairment	136,965	—	136,965	—
Total impairment	$158,502	$806	$175,231	$6,179

Other (expense) income:
Change in fair value of warrant liabilities	1,220	652	1,813	(1,838)
Gain on sale of real property	—	—	984	—
Impairment on real property	(5,765)	—	(7,596)	—
Total other (expense) income	$(4,545)	$652	$(4,799)	$(1,838)

Income (loss) before provision for income taxes	(153,021)	22,170	(116,391)	82,488
Income tax provision	—	—	—	—
Net income (loss)	$(153,021)	$22,170	$(116,391)	$82,488
Earnings per common share:
Basic	$(1.15)	$0.17	$(0.88)	$0.62
Diluted	$(1.15)	$0.17	$(0.88)	$0.62
Weighted-average shares of common stock outstanding, basic and diluted:
Basic	132,625,008	132,698,177	132,841,196	132,579,289
Diluted	132,625,008	132,784,274	132,841,196	132,666,502

BROADMARK REALTY CAPITAL INC.

RECONCILIATION OF NET INCOME TO DISTRIBUTABLE EARNINGS

(in thousands, except for per share amounts)

Definition of Distributable Earnings

The Company has elected to present “distributable earnings” and “distributable earnings prior to realized loss on investments”, supplemental non-GAAP financial measures used by management to evaluate the Company’s operating performance. The Company defines distributable earnings as net income attributable to common stockholders adjusted for: (i) impairment recorded on the Company’s loans, investments in real property and goodwill; (ii) unrealized gains or losses on the Company’s investments (including provision for credit losses) and warrant liabilities; (iii) new public company transition expenses; (iv) non-capitalized transaction-related and other one-time expenses; (v) non-cash stock-based compensation; (vi) depreciation and amortization including amortization of the Company’s intangible assets; and (vii) deferred taxes, which are subject to variability and generally not indicative of future economic performance or representative of current operations.

During the years ended December 31, 2022 and 2021, provision for credit losses, net was $38.3 and $6.2 million, respectively, which has been excluded from distributable earnings consistent with other unrealized gains (losses) pursuant to the Company’s policy for reporting distributable earnings. The Company expects to recognize such potential credit losses in distributable earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally upon charge-off of principal at the time of loan repayment or upon sale of real property owned by the Company and the amount of proceeds is less than the principal outstanding at the time of foreclosure.

Management believes that the adjustments to compute “distributable earnings” specified above allow investors and analysts to readily identify and track the operating performance of the Company’s assets, assist in comparing the operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business. Distributable earnings excludes certain recurring items, such as unrealized gains and losses (including provision for credit losses) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s primary operations for the reasons described herein. However, management has elected to also present distributable earnings prior to realized loss on investments because it believes the Company’s investors use such measure to evaluate and compare the performance of the Company and its peers. As such, distributable earnings and distributable earnings prior to realized loss on investments are not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

As a REIT, the Company is required to distribute annually to its stockholders at least 90% of its "REIT taxable income" (determined without regard to the dividends-paid deduction and excluding net capital gains) and to pay tax at regular corporate rates to the extent that it annually distributes less than 100% of such taxable income. Given these requirements and its belief that dividends are generally one of the principal reasons that stockholders invest in its common stock, the Company generally intends to attempt to pay dividends to its stockholders in an amount equal to its net taxable income, if and to the extent authorized by the Company’s board of directors. Distributable earnings and distributable earnings prior to realized loss on investments are one of many factors considered by the Company’s board of directors in declaring dividends and, while not direct measures of taxable income, over time, the measures can be considered useful indicators of the Company’s dividends.

Distributable earnings and distributable earnings prior to realized loss on investments do not represent, and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with GAAP, and the Company’s calculation of these measures may not be comparable to similarly entitled measures reported by other companies.

The table below is a reconciliation of distributable earnings to the most directly comparable GAAP financial measure:

	Three Months Ended		Year Ended
(dollars in thousands, except share and per share data)	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net (loss) income attributable to common stockholders	$(153,021)	$22,170	$(116,391)	$82,488
Adjustments for non-distributable earnings:
Stock-based compensation expense	516	903	3,779	3,455
New public company expenses(1)	—	—	—	953
Non-capitalized transaction and other transition expenses(2)	1,163	498	3,229	987
Change in fair value of warrant liabilities	(1,220)	(652)	(1,813)	1,838
Depreciation and amortization	562	164	1,314	741
Impairment on real property	5,765	—	7,596	—
Provision for credit losses, net	21,537	806	38,266	6,179
Goodwill impairment	136,965	—	136,965	—
Distributable earnings prior to realized loss on investments:	$12,267	$23,889	$72,945	$96,641
Realized credit losses(3)	—	(576)	(4,207)	(2,672)
Distributable earnings:	$12,267	$23,313	$68,738	$93,969
Distributable earnings per diluted share of common stock prior to realized loss on investments	$0.09	$0.18	$0.55	$0.73
Distributable earnings per diluted share of common stock	$0.09	$0.18	$0.52	$0.71
Weighted-average number of shares of common stock outstanding, basic and diluted
Basic	132,625,008	132,698,177	132,841,196	132,579,289
Diluted	132,625,008	132,784,274	132,841,196	132,666,502

(1)	Expenses directly related to professional fees in connection with our new public company reporting procedures, the design and implementation of internal controls under Section 404 of the Sarbanes-Oxley Act and the implementation of the CECL standard.
(2)	Includes other expenses primarily related to the various costs associated with management succession, including executive search and severance costs, as well as certain unusual repair and legal expenses incurred on held-for-sale real properties no longer under construction.
(3)	Represents credit losses recorded in the provision for credit losses and recognized in distributable earnings upon charge-off of principal at the time of loan repayment or upon sale of real property where proceeds received are less than the principal outstanding.